VERIFICATION RESOLUTION OF
                          SATTEL GLOBAL NETWORKS, INC.
                            (a Colorado Corporation)



RESOLVED, that the following individuals have been duly elected to represent the Board of Directors of the Corporation;

          WAYNE  K.  GOETTSCHE
          WERNER  F.  GRIEDER
          GEORGE  WEISCHADLE
          J.  EDGAR  BENAVENTE
          STANLEY  COHEN

RESOLVED, that the following individuals have been duly elected as Officers of the Corporation along with the corresponding position;

          GEORGE  WEISCHADLE          PRESIDENT
          WERNER  F.  GRIEDER         TREASURER
          DARRELL  CHO                SECRETARY
          STANLEY  COHEN              VICE  PRESIDENT

I, The undersigned, qualified officer and Secretary of the Corporation, do hereby certify that this is a True Copy of a Written Consent of the Directors of Sattel Global Networks, Inc. (A Colorado Corporation), set forth and adopted an the date below and that the said Resolution has not been in any way rescinded, annulled or revoked but the same is still in full force and effect.


/s/__________________________        Date  ___November  2, 2000_________________
   Darrell  Cho,  Secretary